UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2015

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

AMP Holding Inc.

(Former name of registrant)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

AMP Holding Inc. (the “Company”) filed Articles of Merger (the “Articles”) with the Secretary of State of the State of Nevada to effectuate a name change. The Articles were filed to effectuate a merger between Workhorse Group Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, and the Company, with the Company being the surviving entity. As a result, the Company’s name changed from “AMP Holding Inc.” to “Workhorse Group Inc.”.

As a result of the name change, the Company’s symbol was changed to "WKHS" and the CUSIP as changed to “98138J107”.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

3.1	Articles of Merger between AMP Holding Inc. Workhorse Group Inc. dated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: April 16, 2015	By:	/s/ Julio Rodriguez
	Name: Title:	Julio Rodriguez Chief Financial Officer

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